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                                                                     EXHIBIT 4.4

                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                       OF
                              WOLVERINE TUBE, INC.

                                    ARTICLE I

                                     PURPOSE

         The purpose of the Wolverine Tube, Inc. 2001 Stock Option Plan for Outside Directors of the Company (the "Plan") is to retain the services of qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company and to secure for the Company the benefits of the incentives inherent in increased stock ownership by paying such persons a portion of their compensation for such service through the grant of stock options to purchase shares of Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

         "Administration Committee" means the committee of the Board, which is composed of the members of the Board who are not Outside Directors, that administers the Plan in accordance with Article VIII hereof.

         "Beneficiary" means the person or persons designated by an Outside Director to exercise an Option in the event of an Outside Director's death or, if no such person is designated, the Outside Director's estate.

         "Board" means the Board of Directors of the Company.

         "Change in Control of the Company" has the meaning set forth in Section
14.03 below.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Company" means Wolverine Tube, Inc., a Delaware corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, with respect to the Common Stock, the average of the closing price as reported on the New York Stock Exchange Composite Trading Tape for the date of determination and the four preceding trading days.

         "Option" means an option to purchase shares of Common Stock granted under the Plan to an Outside Director which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986.

         "Outside Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries.

                                   ARTICLE III

                                SHARES AVAILABLE

         Subject to the provisions of Article X of the Plan, no more than 250,000 shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under


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the Plan. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the exercise of Options granted under the Plan.

                                   ARTICLE IV

                                  PARTICIPATION

         All Outside Directors shall be eligible to participate in the Plan. Grants of Options to purchase Common Stock may be made pursuant to the Plan only to Outside Directors.

                                    ARTICLE V

                                GRANTS OF OPTIONS

         5.01 Initial and Periodic Grants. Unless otherwise determined by the Administration Committee, each Outside Director shall be granted the following options: (a) each individual who initially becomes an Outside Director after the date hereof shall be granted an Option to purchase 5,000 shares of Common Stock, effective as of the date of such individual's election or appointment to the Board (the "Initial Options"); (b) on each anniversary of each Outside Director's election to the Board, each Outside Director who is a member of the Board on such anniversary date shall receive a grant, effective as of such anniversary date, of an additional Option to purchase 1,000 shares of Common Stock (the "Periodic Options").

         5.02 Additional Grants. In addition to the Options granted pursuant to Section 5.01 above, each Outside Director may be granted additional Options in lieu of any retainer or other compensation otherwise payable to the Outside Director (the "Additional Options").

                                   ARTICLE VI

                      TERMS AND CONDITIONS OF OPTION GRANTS

         6.01 Vesting. Initial Options granted to an Outside Director shall vest in accordance with the following schedule: 1/3 on the first anniversary of grant; 1/3 on the second anniversary of grant; and 1/3 on the third anniversary of grant. Unless otherwise determined by the Administration Committee, Periodic Options and Additional Options shall be fully vested when granted.

         6.02 Exercisability. Options will be fully exercisable (subject to the vesting requirements of Section 6.01) until termination of the Option pursuant to Section 6.03 below; provided, however, that, in the event of a Change in Control of the Company, all outstanding Options shall be immediately exercisable as of the date of such Change in Control of the Company.

         6.03 Termination of Option. Options shall terminate on the earliest to occur of (i) the tenth anniversary of the Date of Grant of the Option, (ii) the first anniversary of the date of an Outside Director's resignation, removal or termination as a member of the Board, or such later date as the Administration Committee may determine, and (iii) the date of the Outside Director's removal from the Board for "cause." Whether an Outside Director has been removed from the Board for "cause" shall be determined in accordance with the By-Laws of the Company.

         6.04 Exercise Price. The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option.

         6.05 Payment of Option Exercise Price. An Outside Director may pay the exercise price of an Option by tendering to the Company cash (including a certified check, teller's check or wire transfer of funds), previously owned shares of Common Stock or any combination thereof.

         6.06 Certificate. The terms and provisions of an Option shall be set forth in an option certificate which shall be delivered to the Outside Director reasonably promptly following the date of grant of the Option.


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         6.07     Transferability. Options shall be nontransferable other than by will or the laws of descent and distribution and, during the life of the Outside Director, such Options shall be exercisable only by the Outside Director; provided, however, that this sentence shall not preclude the Outside Director from (i) designating a Beneficiary who shall be entitled to exercise the Option in the event of the Outside Director's death during the exercise period specified in Section 6.03 above, (ii) transferring Options to a revocable trust under circumstances where the grantor Outside Director is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the grantor Outside Director and, in the event of the Outside Director's death, the grantor's spouse, lineal descendants and lineal ancestors, or (iii) transferring Options to, or for the benefit of, the Outside Director's Immediate Family (including, without limitation, to a trust for the benefit of the Outside Director's Immediate Family or to a partnership or limited liability company whose only partners or members are the Outside Director and/or the Outside Director's Immediate Family). The transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Outside Director's spouse, children, and grandchildren (and, for those purposes, shall also include the Outside Director). Written notice of the Outside Director's intent to transfer Options under this Section 6.07 must be delivered to the Administration Committee prior to such transfer. Any transfer is subject to such limits as the Administration Committee may establish.

                                   ARTICLE VII

                REGISTRATION OF SHARES; LIMITS ON EXERCISABILITY

         7.01 Securities Act. No Option shall be exercisable and no transfer of the shares of Common Stock underlying such Option (the "Underlying Shares") may be made to any Outside Director, and any attempt to exercise any Option or to transfer any Underlying Shares to any Outside Director shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Outside Director provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

         7.02 Limit on Exercise. Without limiting the foregoing, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Underlying Shares under any state or federal law or on any securities exchange, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of Options or the delivery or purchase of Underlying Shares, such Options may not be granted or exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. In addition, if at any time the Board shall determine in its discretion that the grant or exercise of Options would violate any securities laws, then such Options may not be granted or exercised until such time as the board shall determine that such grant or exercise may be effected other than in violation of such laws. Any restrictions imposed on the exercise of Options under this Section 7.02 shall be effective immediately upon notice to the Outside Director.

                                  ARTICLE VIII

                                 ADMINISTRATION

         The Plan shall be administered by the Administration Committee, which shall be composed of all of the members of the Board who are not Outside Directors. All questions or interpretation, administration and application of the Plan shall be determined by the Board. The Board may authorize any officer of the Company to execute and deliver an option certificate on behalf of the Company to an Outside Director. No member of the Board shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct.


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                                   ARTICLE IX

                           AMENDMENTS AND TERMINATION

         9.01 Amendments. Subject to Section 9.02 below, the Plan may be altered, amended, suspended, or terminated at any time by the Board; provided, however, that in no event may the provisions of the Plan respecting eligibility to participate or the timing or amount of grants be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder; and provided, further, that any amendment which under the requirements of applicable law must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law; and provided, further, that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3(d)(2) under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule.

         9.02 Consents To Plan Changes. No termination or amendment of the Plan may, without the consent of the Outside Director, affect any such individual's rights under the provisions of the Plan with respect to awards of Options which were made prior to such action.

         9.03     Termination. Unless terminated earlier in accordance with
Section 10.01 above, the Plan shall terminate on, and no further Options may be granted hereunder after, the tenth anniversary of the effective date of the Plan, but awards granted prior to such date may extend beyond that date.

                                    ARTICLE X

                     ADJUSTMENTS AFFECTING THE COMMON STOCK

         In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution or property, special cash dividend or other change in corporate structure affecting the Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number and class of shares of Common Stock, granted or authorized to be granted hereunder.

                                   ARTICLE XI

                             NO RIGHT TO REELECTION

         Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Outside Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

                                   ARTICLE XII

                                  GOVERNING LAW

         The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


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                                  ARTICLE XIII

                       NO RESTRICTION ON RIGHT OF COMPANY
                           TO EFFECT CORPORATE CHANGES

         The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01 Expenses. All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

         14.02 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

         14.03    Change in Control. A "Change in Control of the Company" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:
         (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation which would not be a Change in Control under paragraph (c) below; or

         (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

         (c) Approval by the shareholders of the company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (i) more than 50 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) at least a majority of the


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         members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         14.04 Section 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

         14.05 Payment of Taxes. An Outside Director shall, no later than the date as of which the value of any portion of the Option first becomes includable in the Outside Director's gross income for federal income tax purposes, make arrangements satisfactory to the Administration Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

         14.06 Effective Date of Plan. The Plan shall be effective on the date it is approved by a majority vote of the holders of the Company's Common Stock.

         14.07 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

         14.08 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon an Outside Director, and all rights granted to the Company hereunder, shall be binding upon the Outside Director's heirs, legal representatives, successors and assigns.


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